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                                                                    EXHIBIT 23.1

                         INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP
                                          Arthur Andersen LLP

San Jose, California
May 17, 2000